Exhibit 10.9

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of February 19, 2012 (as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, this “Security Agreement”), is made and given by GLOBAL GOLD CONSOLIDATED RESOURCES LIMITED, a private limited company organized under the laws of the Jersey, Channel Islands (the “Company”), and GGCR MINING, LLC, a limited liability company organized under the laws of the State of Delaware (“GGCR Mining” and together with the Company, the “Grantors”), to CONSOLIDATED RESOURCES ARMENIA, an exempt non-resident Cayman Islands company (the “Secured Creditor”).

RECITALS

A.           The Company will or may become, or is now, indebted to the Secured Creditor under the convertible notes (the “Notes”) of Global Gold Consolidated Resources Limited, a Jersey, Channel Islands private limited company (the “Issuer”) now or hereafter issued pursuant to the Instrument made on January 17, 2012 by the Issuer (the “Note Instrument”).  GGCR Mining will or may become, or is now, indebted to the Secured Creditor under the Guaranty made by GGCR Mining on the date hereof.

B.           The Secured Creditor has required the Grantors to execute this Security Agreement and each Grantor has agreed to do so.

C.           Each Grantor finds it advantageous, desirable and in its best interests to comply with the requirement that it execute and deliver this Security Agreement to the Secured Creditor.

NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Creditor to extend or continue credit accommodations to the Grantors, the Grantors hereby agree with the Secured Creditor for the Secured Creditor’s benefit as follows:

Section 1.                      Defined Terms.

(a)           As used in this Security Agreement, the following terms shall have the meanings indicated:

“Account”  means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated, sponsored, licensed or authorized by a State or governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State.  The term includes health-care insurance receivables.

“Account Debtor” shall mean a Person who is obligated on or under any Account, Chattel Paper, Instrument or General Intangible.

“Chattel Paper” shall mean a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.

“Collateral” shall mean all property and rights in property now owned or hereafter at any time acquired by any Grantor in or upon which a Security Interest is granted to the Secured Creditor by such Grantor under this Security Agreement.

“Credit Document” shall mean the Notes, the Instrument, this Security Agreement, and any and all other agreements, documents and instruments, including, without limitation, security agreements and other guaranties, entered into in connection herewith or therewith.

“Deposit Account” shall mean any demand, time, savings, passbook or similar account maintained with a bank.

“Document” shall mean a document of title or a warehouse receipt.

“Equipment” shall mean all machinery, equipment, motor vehicles, furniture, furnishings and fixtures, including all accessions, accessories and attachments thereto, and any guaranties, warranties, indemnities and other agreements of manufacturers, vendors and others with respect to such Equipment.

“Equity Interests” shall mean all shares, interests, participation or other equivalents, however designated, of or in a corporation, a limited liability company, a general partnership, a limited liability partnership or a limited partnership, whether or not voting, including but not limited to common stock, limited liability company member interests, warrants, partnership interests, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

“Event of Default” shall have the meaning given to such term in Section 21.

“Financing Statement” shall have the meaning given to such term in Section 4.

“Fixtures” shall mean goods that have become  so related to particular real property that an interest in them arises under real property law.

“General Intangibles” shall mean any personal property (other than goods, Accounts, Chattel Paper, Deposit Accounts, Documents, Instruments, Investment Property, Letter of Credit Rights and money) including things in action, contract rights, payment intangibles, software, corporate and other business records, inventions, designs, patents, patent applications, service marks, trademarks, tradenames, trade secrets, internet domain names, engineering drawings, good will, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, royalties, licensing and product rights, rights to the retrieval from third parties of electronically processed and recorded data and all rights to payment resulting from an order of any court.

“Getik Assignment” shall mean the Getik Assignment and Assumption Agreement, dated as of a date on or about the date hereof, by and between Global Gold Corporation, Global Gold Mining LLC, the Issuer and GGCR Mining.

“Initial Pledged Collateral” shall mean 100% of the Equity Interests of GGCR Mining and all claims and rights against GGCR Mining arising from intercompany loans or otherwise.

“Instrument” shall mean a negotiable instrument or any other writing which evidences a right to the payment of a monetary obligation and is not itself a security agreement or lease and is of a type which is transferred in the ordinary course of business by delivery with any necessary endorsement or assignment.

“Inventory” shall mean goods, other than farm products, which are leased by a person as lessor, are held by a person for sale or lease or to be furnished under a contract of service, are furnished by a person under a contract of service, or consist of raw materials, work in process, or materials used or consumed in a business or incorporated or consumed in the production of any of the foregoing and supplies, in each case wherever the same shall be located, whether in transit, on consignment, in retail outlets, warehouses, terminals or otherwise, and all property the sale, lease or other disposition of which has given rise to an Account and which has been returned to the Grantor or repossessed by the Grantor or stopped in transit.

“Investment Property” shall mean a security, whether certificated or uncertificated, a security entitlement, a securities account and all financial assets therein, a commodity contract or a commodity account.

“Letter of Credit Right” shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Lien” shall mean any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

“MG Assignment” shall mean the MG Assignment and Assumption Agreement, dated as of a date on or about the date hereof, by and between Global Gold Corporation, Global Gold Mining LLC, the Issuer and GGCR Mining.

“Note” shall have the meaning indicated in Recital A.

“Note Instrument” shall have the meaning indicated in Recital A.

“Obligations” shall mean (a) all principal of, and premium, if any, and interest on, the Notes now or hereafter issued pursuant to the Note Instrument and any extension, renewal or replacement thereof, (b) all liabilities of the Grantors under this Security Agreement, (c) all debts, liabilities and obligations of GGCR Mining under the Guaranty, (d) any and all other debts, liabilities and obligations of the Grantors to the Secured Creditor whatsoever of every kind, nature and description, whether direct or indirect or hereafter acquired by the Secured Creditor from any Person, absolute or contingent, regardless of how such liabilities arise or by what agreement on instrument they may be evidenced, and (e) in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

“Pledged Collateral” shall mean collectively (a) the Initial Pledged Collateral and the certificates and instruments representing the Initial Pledged Collateral, and all dividends, interest, principal, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Collateral, (b) all additional Equity Interests and debt of any issuer of or obligor upon the Initial Pledged Collateral from time to time acquired by any Grantor in any manner, and the certificates and instruments representing such additional shares, member interests, partnership interests and debt, and all dividends, interest, principal, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, limited liability company member interests, partnership interests and debt, (c) any and all collateral security now or hereafter securing all or any items of the Instruments, debt and promissory notes comprising Initial Pledged Collateral or securing all or any items of any additional debt described in clause (b) above (including after-acquired security) and all agreements granting such security and all rights, remedies, powers and privileges of any Grantor under all of the foregoing and (d) with respect to the Equity Interests comprising the Pledged Collateral, (i) the Grantor’s capital account, if any, relating to the issuers of such Equity Interests, (ii) the entire economic and voting interest of any Grantor as a shareholder, member or partner, as applicable, in the issuers of such Equity Interests and (iii) the Grantor’s interest in the organizational documents of the issuers of such Equity Interests.

“Security Interest” shall have the meaning given such term in Section 2.

(b)           All other terms used in this Security Agreement which are not specifically defined herein shall have the meaning assigned to such terms in Article 9 of the Uniform Commercial Code as in effect in the State of New York

(c)           Unless the context of this Security Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and “or” has the inclusive meaning represented by the phrase “and/or.”  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The words “hereof,” “herein,” “hereunder” and similar terms in this Security Agreement refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement.  References to Sections are references to Sections in this Security Agreement unless otherwise provided.

Section 2.                      Grant of Security Interest.  As security for the payment and performance of all of the Obligations, each Grantor hereby pledges and grants to the Secured Creditor a security interest (the “Security Interest”) in all of such Grantor’s right, title, and interest in and to the following, whether now or hereafter owned, existing, arising or acquired and wherever located:

(a)           All Accounts.

(b)           All Chattel Paper.

(c)           All Deposit Accounts.

(d)           All Documents.

(e)           All Equipment.

(f)           All Fixtures

(g)           All General Intangibles.

(h)           All Instruments.

(i)            All Inventory.

(j)            All Investment Property.

(k)           All Letter of Credit Rights.

(l)            All Pledged Collateral.

(m)          To the extent not otherwise included in the foregoing, all other rights to the payment of money, including rents and other sums payable to the Grantor under leases, rental agreements and other Chattel Paper; all books, correspondence, credit files, records, invoices, bills of lading, and other documents relating to any of the foregoing, including, without limitation, all tapes, cards, disks, computer software, computer runs, and other papers and documents in the possession or control of a Grantor or any computer bureau from time to time acting for a Grantor; all rights in, to and under all policies insuring the life of any officer, director, stockholder or employee of a Grantor, the proceeds of which are payable to such Grantor; all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing; and all proceeds (including insurance proceeds) and products thereof.

Section 3.                      Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the Accounts, Chattel Paper, General Intangibles and other items included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Secured Creditor of any of the rights hereunder shall not release a Grantor from any of its duties or obligations under the Accounts or any other items included in the Collateral, and (c) the Secured Creditor shall have no obligation or liability under Accounts, Chattel Paper, General Intangibles and other items included in the Collateral by reason of this Security Agreement, nor shall the Secured Creditor be obligated to perform any of the obligations or duties of a Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4.                      Title to Collateral.  Each Grantor has (or will have at the time it acquires rights in Collateral hereafter acquired or arising) and will maintain so long as the Security Interest may remain outstanding, title to each item of Collateral (including the proceeds and products thereof), free and clear of all Liens except the Security Interest.  No Grantor will license any Collateral.  Each Grantor will defend the Collateral against all claims or demands of all Persons (other than the Secured Creditor) claiming the Collateral or any interest therein.  As of the date of execution of this Security Agreement, no effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction (a ''Financing Statement'') covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Creditor relating to this Security Agreement

Section 5.                      Pledged Collateral.  Each Grantor further represents and warrants that (a) all Instruments, promissory note, securities, Equity Interests or other types of Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Instrument, Security or other type of Investment Property) duly and validly issued, are fully paid and non-assessable and constitute the percentage of the issued and outstanding shares of stock (or other equity interests) of the respective issuers thereof and (ii) with respect to any certificates delivered to the Secured Creditor representing an Equity Interest in a partnership or limited liability company, either such certificates are securities as defined in Article 8 of the UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not securities, such Grantor has so informed the Secured Creditor so that the Secured Creditor may take steps to perfect its security interest therein as a General Intangible.

Section 6.                      Disposition of Collateral.  No Grantor will sell, lease or otherwise dispose of, or discount or factor with or without recourse, any Collateral, except for sales of items of Inventory in the ordinary course of business and dispositions of Equipment which are immediately replaced with comparable replacement equipment.

Section 7.                      Names, Offices, Locations, Jurisdiction of Organization.  Each Grantor’s legal name (as set forth in its constituent documents filed with the appropriate governmental official or agency) is as set forth in the opening paragraph hereof.  The jurisdiction of organization of each Grantor is as set forth in the opening paragraph hereof, and the organizational number of each Grantor is set forth on the signature page of this Security Agreement.  Each Grantor will from time to time at the request of the Secured Creditor provide the Secured Creditor with current good standing certificates and/or state-certified constituent documents from the appropriate governmental officials.  The chief place of business and chief executive office of the Grantors are located at its address set forth on the signature page hereof.  No Grantor will locate or relocate any item of Collateral into any jurisdiction in which an additional Financing Statement would be required to be filed to maintain the Secured Creditor’s perfected security interest in such Collateral.  No Grantor will change its name, the location of its chief place of business and chief executive office or its corporate structure (including without limitation, its jurisdiction of organization) unless the Secured Creditor has been given at least 30 days prior written notice thereof and the Grantors have executed and delivered to the Secured Creditor such Financing Statements and other instruments required or appropriate to continue the perfection of the Security Interest.

Section 8.                      Rights to Payment.  Except as a Grantor may otherwise advise the Secured Creditor in writing, each Account, Chattel Paper, Document, General Intangible and Instrument constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation of the Account Debtor or other obligor named therein or in a Grantor’s records pertaining thereto as being obligated to pay or perform such obligation.  Without the Secured Creditor’s prior written consent, no Grantor will agree to any modifications, amendments, subordinations, cancellations or terminations of the obligations of any such Account Debtors or other obligors except in the ordinary course of business and in amounts not exceeding $10,000 per Account Debtor or other obligor in any calendar year.  Each Grantor will perform and comply in all material respects with all its obligations under any items included in the Collateral and exercise promptly and diligently its rights thereunder.

Section 9.                      Further Assurances; Attorney-in-Fact.

(a)           Each Grantor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Creditor may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Creditor to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that each Grantor execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Security Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion).  Without limiting the generality of the foregoing, each Grantor will, promptly and from time to time at the request of the Secured Creditor:  (i) execute and file such Financing Statements or continuation statements in respect thereof, or amendments thereto, and such other instruments or notices (including fixture filings with any necessary legal descriptions as to any goods included in the Collateral which the Secured Creditor determines might be deemed to be fixtures, and instruments and notices with respect to vehicle titles), as may be necessary or desirable, or as the Secured Creditor may request, in order to perfect, preserve, and enhance the Security Interest granted or purported to be granted hereby; (ii) obtain from any bailee holding any item of Collateral an acknowledgement, in form satisfactory to the Secured Creditor that such bailee holds such collateral for the benefit of the Secured Creditor; (iii) obtain from any securities intermediary, or other party holding any item of Collateral, control agreements in form satisfactory to the Secured Creditor (iv) and deliver and pledge to the Secured Creditor, all Instruments and Documents, duly indorsed or accompanied by duly executed instruments of transfer or assignment, with full recourse to each Grantor, all in form and substance satisfactory to the Secured Creditor; (v) obtain waivers, in form satisfactory to the Secured Creditor, of any claim to any Collateral from any landlords or mortgagees of any property where any Inventory or Equipment is located.

(b)           Each Grantor hereby authorizes the Secured Creditor to file one or more Financing Statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral without the signature of any Grantor where permitted by law.  Each Grantor irrevocably waives any right to notice of any such filing.  A photocopy or other reproduction of this Security Agreement or any Financing Statement covering the Collateral or any part thereof shall be sufficient as a Financing Statement where permitted by law.

(c)           Each Grantor will furnish to the Secured Creditor from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Creditor may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Secured Creditor.

(d)           In furtherance, and not in limitation, of the other rights, powers and remedies granted to the Secured Creditor in this Security Agreement, each Grantor hereby appoints the Secured Creditor such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of Grantor or otherwise, from time to time in the Secured Creditor’s good faith discretion, to take any action (including the right to collect on any Collateral) and to execute any instrument that the Secured Creditor may reasonably believe is necessary or advisable to accomplish the purposes of this Security Agreement, in a manner consistent with the terms hereof.

Section 10.                      Taxes and Claims.  Each Grantor will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (c) such taxes, charges or claims are adequately reserved against on such Grantor’s books in accordance with generally accepted accounting principles.

Section 11.                      Books and Records.  Each Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and credits granted with respect to all Accounts, Chattel Paper and other items included in the Collateral.

Section 12.                      Inspection, Reports, Verifications.  Each Grantor will at all reasonable times permit the Secured Creditor or its representatives to examine or inspect any Collateral, any evidence of Collateral and such Grantor’s books and records concerning the Collateral, wherever located. Each Grantor will from time to time when requested by the Secured Creditor furnish to the Secured Creditor a report on its Accounts, Chattel Paper, General Intangibles and Instruments, naming the Account Debtors or other obligors thereon, the amount due and the aging thereof.  The Secured Creditor or its designee is authorized to contact Account Debtors and other Persons obligated on any such Collateral from time to time to verify the existence, amount and/or terms of such Collateral.

Section 13.                      Notice of Loss.  Each Grantor will promptly notify the Secured Creditor of any loss of or material damage to any material item of Collateral or of any substantial adverse change, known to such Grantor, in any material item of Collateral or the prospect of payment or performance thereof.

Section 14.                      Insurance.  Each Grantor will keep the Inventory and Equipment insured against “all risks” for the full replacement cost thereof subject to a deductible not exceeding $10,000 and with an insurance company or companies satisfactory to the Secured Creditor, the policies to protect the Secured Creditor as its interests may appear, with such policies or certificates with respect thereto to be delivered to the Secured Creditor at its request.  Each such policy or the certificate with respect thereto shall provide that such policy shall not be canceled or allowed to lapse unless at least 30 days prior written notice is given to the Secured Creditor.

Section 15.                      Lawful Use; Fair Labor Standards Act. Each Grantor will use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.  All Inventory of each Grantor as of the date of this Security Agreement that was produced by such Grantor or with respect to which such Grantor performed any manufacturing  or assembly process was produced by such Grantor (or such manufacturing or assembly process was conducted) in compliance in all material respects with all requirements of the Fair Labor Standards Act, and all Inventory produced, manufactured or assembled by such Grantor after the date of this Security Agreement will be so produced, manufactured or assembled, as the case may be.

Section 16.                      Action by the Secured Creditor.  If any Grantor at any time fails to perform or observe any of the foregoing agreements, the Secured Creditor shall have (and each Grantor hereby grants to the Secured Creditor) the right, power and authority (but not the duty) to perform or observe such agreement on behalf and in the name, place and stead of such Grantor (or, at the Secured Creditor’s option, in the Secured Creditor’s name) and to take any and all other actions which the Secured Creditor may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of Liens, the procurement and maintenance of insurance, the execution of assignments, security agreements and Financing Statements, and the indorsement of instruments); and each Grantor shall thereupon pay to the Secured Creditor on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Secured Creditor in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Secured Creditor, together with interest thereon from the date expended or incurred at the highest lawful rate then applicable to any of the Obligations, and all such monies expended, costs and expenses and interest thereon shall be part of the Obligations secured by the Security Interest.

Section 17.                      Insurance Claims.  As additional security for the payment and performance of the Obligations, each Grantor hereby assigns to the Secured Creditor any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of such Grantor with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto.  At any time, whether before or after the occurrence of any Event of Default, the Secured Creditor may (but need not), in the Secured Creditor’s name or in such Grantor’s name, execute and deliver proofs of claim, receive all such monies, indorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.  Notwithstanding any of the foregoing, so long as no Event of Default exists such Grantor shall be entitled to all insurance proceeds with respect to Equipment or Inventory provided that such proceeds are applied to the cost of replacement Equipment or Inventory.

Section 18.                      Uncertificated Securities and Certain Other Investment Property and Deposit Accounts.  Upon and during the continuance of an Event of Default, each Grantor will permit the Secured Creditor from time to time to cause the appropriate issuers of uncertificated securities or other types of Investment Property or Equity Interests not represented by certificates which are Collateral owned by such Grantor to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property or Equity Interests not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Secured Creditor granted pursuant to this Security Agreement.  Each Grantor will use all commercially reasonable efforts, with respect to Investment Property constituting Collateral owned by such Grantor held with a securities intermediary, to cause such financial intermediary to enter into a control agreement with the Secured Creditor in form and substance reasonably satisfactory to the Secured Creditor.

Section 19.                      Stock and Other Equity Interests.

(a)          Changes in Capital Structure of Issuers.  No Grantor will (i) permit or suffer any issuer that it controls of Equity Interests constituting Collateral owned by such Grantor to dissolve, liquidate, retire any of its Equity Interests evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Equity Interests in favor of any of the foregoing.

(b)          Issuance of Additional Securities. No Grantor will permit or suffer any issuer that it controls, of Equity Interests constituting Collateral to issue any such Equity Interests or any right to receive the same or any right to receive earnings thereon, except to such Grantor.

(c)          Voting Rights Prior to Default.  Subject to Section 19(f), the relevant Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Equity Interests that become part of the Collateral or any part thereof for any purpose not inconsistent with the terms of this Security Agreement; provided, however, that no Grantor shall exercise or refrain from exercising any such right if such action could reasonably be expected to have a material adverse effect on the value of the Collateral or any material part thereof.

(d)          Retention of Dividends, Etc. Prior to Default. Subject to Section 19(g), the relevant Grantor shall be entitled to receive, retain and use in any manner not prohibited by the Note Instrument any and all principal, interest, dividends and other distributions paid in respect of the Collateral; provided, however, that any and all

(i)           principal, interest, dividends and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral, and

(ii)          dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, shall be, and shall be forthwith delivered to the Secured Creditor to hold as, Collateral and shall, if received by a Grantor, be received in trust for the benefit of the Secured Creditor, be segregated from the other property or funds of that Grantor and be forthwith delivered to the Secured Creditor as Pledged Collateral in the same form as so received (with any necessary indorsement or assignment).

(e)          Voting Rights After Default.  So long as an Event of Default shall have occurred and be continuing and the Secured Creditor has notified the Company of its intention to exercise its voting power under this Section 19(e),

(i)           the Secured Creditor may exercise (to the exclusion of the relevant Grantor) the voting power and all other incidental rights of ownership with respect to any Collateral.  EACH GRANTOR HEREBY GRANTS THE SECURED CREDITOR AN IRREVOCABLE PROXY (WHICH IRREVOCABLE PROXY SHALL CONTINUE IN EFFECT UNTIL THE TERMINATION OF THIS SECURITY AGREEMENT) EXERCISABLE UNDER SUCH CIRCUMSTANCES TO VOTE THE COLLATERAL; AND

(ii)          each Grantor shall promptly deliver to the Secured Creditor such additional proxies and other documents as may be necessary to allow the Secured Creditor to exercise such voting power.

(f)          Proxies After Default.  Upon the occurrence and during the continuance of an Event of Default, the Secured Creditor shall have the right in its sole discretion, and each Grantor shall each execute and deliver all such proxies and other instruments as may be necessary or appropriate to give effect to such right, to terminate all rights of such Grantor to exercise or refrain from exercising the voting and other consensual rights they would otherwise be entitled to exercise pursuant to Section 19(c), and all such rights shall thereupon become vested in the Secured Creditor that shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; provided, however, that the Secured Creditor shall not be deemed to possess or have control over any voting rights with respect to any Collateral unless and until the Secured Creditor has given written notice to the relevant Grantor that any further exercise of such voting rights by such Grantor is prohibited and that the Secured Creditor and/or its assigns will henceforth exercise such voting rights; and provided, further, that neither the registration of any item of Collateral in the Secured Creditor’s name nor the exercise of any voting rights with respect thereto shall be deemed to constitute a retention by the Secured Creditor of any such Collateral in satisfaction of the Secured Obligations or any part thereof.

(g)          Dividends, etc., After Default.  Upon the occurrence and during the continuance of an Event of Default:

(i)           all rights of any Grantor to receive the principal, interest, dividends and other distributions that such Grantor would otherwise be authorized to receive and retain pursuant to Section 19(d) shall cease, and all such rights shall thereupon become vested in the Secured Creditor, which shall thereupon have the sole right to receive and hold such property as Collateral, and

(ii)           all payments of principal, interest, dividends and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 19(g) shall be received in trust for the benefit of the Secured Creditor, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Secured Creditor as Collateral in the same form as so received (with any necessary indorsement).

Section 20.                      The Secured Creditor’s Duties.  The powers conferred on the Secured Creditor hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Secured Creditor shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Secured Creditor accords its own property of like kind.  Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Secured Creditor shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Creditor has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral.  The Secured Creditor will take action in the nature of exchanges, conversions, redemptions, tenders and the like requested in writing by a Grantor with respect to the Collateral in the Secured Creditor’s possession if the Secured Creditor in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Secured Creditor to comply with any such request shall not of itself be deemed a failure to exercise reasonable care with respect to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral.

Section 21.                      Default.  Each of the following occurrences shall constitute an Event of Default under this Security Agreement:  (a) the failure of a Grantor to pay when due any of the Obligations; (b) the failure of a Grantor to perform any agreement of such Grantor contained herein or in any other agreement with the Secured Creditor; (c) any statement, representation or warranty of a Grantor made herein or at any time furnished to the Secured Creditor is untrue in any respect as of the date made; (d) the entry of any judgment against a Grantor; (e) a Grantor becomes insolvent or is generally not paying its debts as they become due; (f) the appointment of or assignment to a custodian, as that term is defined in the United States Bankruptcy Code, for any property of a Grantor, or encumbrance, levy, seizure or attachment of any portion of the Collateral; (g) the commencement of any proceeding or the filing of a petition by or against a Grantor under the provisions of the United States Bankruptcy Code for liquidation, reorganization or adjustment of debts or under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors; (h) dissolution, consolidation, or merger, or transfer of a substantial part of the property of a Grantor; or (i) the occurrence of any “Event of Default” under, and as defined in, any other Credit Document.

Section 22.                      Remedies on Default.  Upon the occurrence of an Event of Default and at any time thereafter:

(a)           The Secured Creditor may exercise and enforce any and all rights and remedies available upon default to a Secured Creditor under Article 9 of the Uniform Commercial Code as in effect in the State of New York

(b)           The Secured Creditor shall have the right to enter upon and into and take possession of all or such part or parts of the properties of a Grantor, including lands, plants, buildings, Equipment, Inventory and other property as may be necessary or appropriate in the judgment of the Secured Creditor to permit or enable the Secured Creditor to  manufacture, produce, process, store or sell or complete the  manufacture, production, processing, storing or sale of all or any part of the Collateral, as the Secured Creditor may elect, and to use  and operate said properties for said purposes and for such length of time as the Secured Creditor may deem necessary or appropriate for said purposes without the payment of any compensation to a Grantor therefor.  The Secured Creditor may require the Grantors to, and each Grantor hereby agrees that it will, at its expense and upon request of the Secured Creditor forthwith, assemble all or part of the Collateral as directed by the Secured Creditor and make it available to the Secured Creditor at a place or places to be designated by the Secured Creditor.

(c)           Any disposition of Collateral may be in one or more parcels at public or private sale, at any of the Secured Creditor’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Secured Creditor may reasonably believe are commercially reasonable.  The Secured Creditor shall not be obligated to dispose of Collateral regardless of notice of sale having been given, and the Secured Creditor may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned.

(d)           The Secured Creditor is hereby granted a license or other right to use, without charge, all of a Grantor’s property, including, without limitation, all of such Grantor’s labels, trademarks, copyrights, patents and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral, and a Grantor’s rights under all licenses and all franchise agreements shall inure to the Secured Creditor’s benefit until the Obligations are paid in full.

(e)           If notice to a Grantor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified for the giving of notice in Section 27 at least ten calendar days prior to the date of intended disposition or other action, and the Secured Creditor may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against a Grantor, or against any other Person or property.  The Secured Creditor (i) may dispose of the Collateral in its then present condition or following such preparation and processing as the Secured Creditor deems commercially reasonable, (ii) shall have no duty to prepare or process the Collateral prior to sale, (iii) may disclaim warranties of title, possession, quiet enjoyment and the like, and (iv) may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and none of the foregoing actions shall be deemed to adversely affect the commercial reasonableness of the disposition of the Collateral.

Section 23.                      Remedies as to Certain Rights to Payment.  Upon the occurrence of an Event of Default and at any time thereafter the Secured Creditor may notify any Account Debtor or other Person obligated on any Accounts or other Collateral that the same have been assigned or transferred to the Secured Creditor and that the same should be performed as requested by, or paid directly to, the Secured Creditor, as the case may be.  The Grantors shall join in giving such notice, if the Secured Creditor so requests.  The Secured Creditor may, in the Secured Creditor’s name or in a Grantor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any such Account Debtor or other Person.  If any payments on any such Collateral are received by a Grantor after an Event of Default has occurred, such payments shall be held in trust by such Grantor as the property of the Secured Creditor and shall not be commingled with any funds or property of such Grantor and shall be forthwith remitted to the Secured Creditor for application on the Obligations.

Section 24.                      Application of Proceeds.   All cash proceeds received by the Secured Creditor in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Creditor, be held by the Secured Creditor as collateral for, or then or at any time thereafter be applied in whole or in part by the Secured Creditor against, all or any part of the Obligations (including, without limitation, any expenses of the Secured Creditor payable pursuant to Section 23).

Section 25.                      Costs and Expenses; Indemnity.  The Grantors will pay or reimburse the Secured Creditor on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Secured Creditor in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Security Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest.  The Grantors shall indemnify and hold the Secured Creditor harmless from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Security Agreement and the Security Interest hereby created (including enforcement of this Security Agreement) or the Secured Creditor’s actions pursuant hereto, except claims, losses or liabilities resulting from the Secured Creditor’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.  Any liability of the Grantors to indemnify and hold the Secured Creditor harmless pursuant to the preceding sentence shall be part of the Obligations secured by the Security Interest.  The obligations of the Grantors under this Section shall survive any termination of this Security Agreement.

Section 26.                      Waivers; Remedies; Marshalling.  This Security Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Creditor.  A waiver so signed shall be effective only in the specific instance and for the specific purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Creditor.  All rights and remedies of the Secured Creditor shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Creditor’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  Each Grantor hereby waives all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Secured Creditor of its remedies hereunder, absent this waiver.

Section 27.                      Notices.  Any notice or other communication to any party in connection with this Security Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing.  All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 28.                      Grantor Acknowledgments.  Each Grantor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement, (b) the Secured Creditor has no fiduciary relationship to a Grantor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between a Grantor and the Secured Creditor.

Section 29.                      Continuing Security Interest.  This Security Agreement shall (a) create a continuing security interest in the Collateral and shall remain in full force and effect until the Secured Creditor issues a release or discharge signed in writing by the Secured Creditor, which Secured Creditor will issue to the Grantors (i) upon the indefeasible payment in full of the Obligations or (ii) upon the completion of all the actions set out in Part B of Schedule 3 of the Getik Assignment and the completion of all the actions set out in Part B of Schedule 3 of the MG Assignment, (b) be binding upon the Grantors, their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Creditor and its successors, transferees, and assigns.

Section 30.                      Termination of Security Interest.  Upon the earlier of (a) the indefeasible payment in full of the Obligations or (b) the completion of all the actions set out in Part B of Schedule 3 of the Getik Assignment and the completion of all the actions set out in Part B of Schedule 3 of the MG Assignment, the Security Interest granted hereby shall terminate.  Upon any such termination, the Secured Creditor will return to the Grantors such of the Collateral then in the possession of the Secured Creditor as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.  Any reversion or return of Collateral upon termination of this Security Agreement and any instruments of transfer or termination shall be at the expense of the Grantors and shall be without warranty by, or recourse on, the Secured Creditor.  As used in this Section, “Grantors” includes any assigns of a Grantor, any Person holding a subordinate security interest in any of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

Section 31.                      Governing Law and Construction.  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS SECURITY AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.   Whenever possible, each provision of this Security Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Security Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

Section 32.                       Consent to Jurisdiction.  AT THE OPTION OF THE SECURED CREDITOR, THIS SECURITY AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK; AND EACH GRANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.  IN THE EVENT A GRANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS SECURITY AGREEMENT, THE SECURED CREDITOR AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 33.                      Waiver of Notice and Hearing.  THE GRANTORS HEREBY WAIVE ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE SECURED CREDITOR OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR OF ITS RIGHTS TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.  THE GRANTORS ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS PROVISION AND THIS SECURITY AGREEMENT.

Section 34.                      Waiver of Jury Trial.  EACH OF THE GRANTORS AND THE SECURED CREDITOR, BY ITS ACCEPTANCE OF THIS SECURITY AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 35.                      Counterparts.  This Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 36.                      General.  All representations and warranties contained in this Security Agreement or in any other agreement between the Grantors and the Secured Creditor shall survive the execution, delivery and performance of this Security Agreement and the creation and payment of the Obligations.  The Grantors waive notice of the acceptance of this Security Agreement by the Secured Creditor.  Captions in this Security Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Security Agreement.

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IN WITNESS WHEREOF, the Grantors have caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GLOBAL GOLD CONSOLIDATED RESOURCES LIMITED

By:

Title:

Address for the Company:

Fax:

Grantor’s Tax ID #:

GGCR MINING, LLC

By:

Title:

Address for Grantor:

Fax:

Grantor’s Tax ID #:

Address for the Secured Creditor:
Consolidated Resources Armenia
59 Hillside Road, Greenwich, CT 06830

Fax:

Security Agreement Signature Page